Exhibit 19

CVB Financial Corp. Insider Trading Policy

Policy Number:	LEGAL-P-002
Policy Owner:	LEGAL DEPARTMENT
MCC Sponsor:	Richard H. Wohl
Board Approval Date:	11/20/2024
Effective Date:	11/20/2024
Prior Approval:	04/26/2023
Risk Rating:	Medium/Low
Next Review:	11/2026

CVB Financial Corp. (“CVBF”) has adopted this Statement of Policy on Securities Trading by Company Personnel and Consultants (this “Policy Statement”) governing securities transactions by officers, directors, employees (associates) and consultants of CVBF and its subsidiaries, including Citizens Business Bank (collectively, with CVBF, the “Company”).

The Insider Trading and Securities Fraud Enforcement Act (the “Act”) authorizes the Securities and Exchange Commission and the Justice Department to vigorously prosecute insider trading that is based on information acquired in the workplace and imposes substantial penalties on individuals for insider trading. In addition, the Act places direct responsibility on public companies to monitor the securities transactions of their employees. Onerous penalties may be assessed against the Company for the insider trading violations of its employees. Accordingly, if the Company does not take active steps to adopt preventive policies and procedures covering securities transactions by Company personnel, the consequences could be severe.

The Company has also adopted this Policy Statement to avoid damage to its reputation for integrity and ethical conduct. We all strive to establish a reputation for observing the highest standards of conduct and even the appearance of improper conduct must be avoided.

This Policy Statement is intended to cover all directors, officers, employees (associates) and consultants of the Company, except for those Sections below that are specifically designated as applicable only to members of the “Window Group” and/or to directors or executive officers who are “Section 16 Individuals” (as such terms are defined below).

This Policy Statement supersedes and replaces the previous policy on the same subject matter adopted by the CVBF Board of Directors on December 15, 2021.

Consequences of Insider Trading Violations

The civil and criminal penalties for insider trading violations under the Act are as follows:

Exhibit 19

CVB Financial Corp. Insider Trading Policy

For individuals who trade on inside information (or who tip information to others):

1.
A civil penalty of up to three times the profit gained or loss avoided;

2.
A criminal fine (no matter how small the profit) of up to $5 million; and

3.
A maximum jail term of 20 years.

For a company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading:

•
A civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the employee’s violation; and

•
A maximum criminal penalty of $25 million.

Moreover, any director, officer, employee or consultant of the Company who fails to comply with any of the policies or procedures set forth in this Policy Statement may be disciplined or terminated at the Company’s sole discretion, whether or not such individual’s failure to comply results in a violation of law. Needless to say, a violation of law, or even a Securities and Exchange Commission investigation that does not result in prosecution, can tarnish one’s reputation and irreparably damage a career.

In this regard, every officer, director, employee and consultant is responsible for the actions of his or her immediate family and personal household. Prohibited securities transactions by an officer’s spouse, for example, could have the same consequences as trading initiated directly by the officer.

Prohibited Use of Material Information

If a director, officer, employee or consultant knows of material nonpublic information relating to the Company, it is our policy that neither that person nor any related person may buy or sell the Company’s securities or engage in any other action to take advantage of, or pass on to others, that information.

In addition, it is the policy of the Company that no director, officer, employee or consultant of the Company who, in the course of working for the Company, learns of material nonpublic information about another public company, including a company involved in a potential sale or acquisition, a competitor company, or a company with which the Company does business, such as a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material.

Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not exempt from this Policy Statement. The securities laws do not recognize such mitigating circumstances, and, in any event, even the

Exhibit 19

CVB Financial Corp. Insider Trading Policy

appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

For purposes of this Policy Statement, “material nonpublic information” means any information that a reasonable investor would consider important in a decision to buy, hold, or sell stock of the Company or of any other company. In short, any information is material nonpublic information if it could reasonably affect the price of the stock and has not been properly disseminated to the public, including investors, analysts and the major stock exchanges on which the Company’s (or such other company’s) stock is traded.

Common examples of nonpublic information that will frequently be regarded as material are:

•
Projections of future earnings or losses;

•
Earnings that are inconsistent with the consensus expectations of the investment community;

•
News of a pending or proposed acquisition, merger or similar transaction;

•
News of a significant sale of assets or the disposition of a subsidiary;

•
Changes in dividend policies, the declaration of a stock split, or the offering of additional securities;

•
Entering into contracts that could lead to significant revenue;

•
Changes in executive management or the board of directors;

•
Institution of or changes in the status of governmental investigations, regulatory ratings, examinations or orders, or major litigation;

•
Significant new products or markets;

•
Impending credit, bankruptcy or financial liquidity problems involving the Company or a significant customer or counterparty; and

•
The gain or loss of a substantial customer, product line, group of employees or market.

“Twenty-Twenty Hindsight”

If your securities transactions become the subject of investigation, they will be reviewed by the Securities and Exchange Commission or a national securities exchange after the fact with the benefit of hindsight. Therefore, before engaging in any transaction, you may want to consult with your own attorney, in addition to following the Company’s mandatory trade pre-clearance

Exhibit 19

CVB Financial Corp. Insider Trading Policy

policies set forth below, and to carefully consider how regulators and others might view the transaction in hindsight.

Trading After Public Announcements

It is the Company’s policy that, except as discussed below under “Pre-planned Trading Programs,” no officer, director, employee or consultant, nor anyone related to any such person, may enter into a trade or make a gift or donation of Company securities immediately after the Company has publicly announced material information, including earnings releases. Because the Company’s shareholders and the investing public should be allowed time to receive the information and digest it sufficiently, as a general rule, such persons should not engage in any transactions until at least two (2) business days after the material information has been released. In certain situations, the Company may provide you with notice or otherwise instruct you that it may be necessary to delay a trade for an even longer period of time.

Stock Option Grants and Exercises

We do not grant stock options, SAR’s or similar option like instruments in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, nor do we time the public release of such information based on stock option grant dates. In addition, we do not grant stock options, SAR’s or similar option like instruments during periods in which there is material nonpublic information about our Company, including (i) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to restricted stock, restricted stock units, performance units, or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant. If stock options are granted by the Company, they are granted with an exercise price equal to the closing market price of our common stock on the date of grant.

The Company’s insider trading policy does not apply to the exercise of a director, employee or consultant stock option, or to the exercise of a tax withholding right, pursuant to which you elect to have the Company withhold shares for your account subject to an option to satisfy tax withholding requirements. The policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.

Pre-planned Trading Program

A pre-planned trading program, if properly structured and implemented, can be a better way to facilitate trading in the Company’s securities than our regular system of trading windows and black-out periods. The Company, therefore, will permit trading in its securities under

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CVB Financial Corp. Insider Trading Policy

pre-planned trading programs that satisfy the requirements of Securities and Exchange Commission Rule 10b5‑1 and the policies set forth in this Policy Statement.

In December 2022, the3 SEC adopted amendments to Rule 10b5-1 designed to address what were perceived to be potentially abusive practices related to Rule 10b5-1 trading plans, certain equity awards and gifts of securities. Among other things, the amendments adopt cooling-off periods for persons other than issuers before trading can commence under a Rule 10b5-1 plan. They also add a condition that all persons entering into a Rule 10b5-1 plan must act in good faith with respect to the plan. The amendments further provide that directors and officers must include representations in their plans certifying at the time of the adoption of a new or modified Rule 10b5-1 plan that: (1) they are not aware of any material nonpublic information about the issuer or its securities; and (2) they are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5.

All pre-planned trading programs must be pre-cleared and coordinated with the Company as described below under “Pre-Clearance of All Trades” and “Broker Interface Procedures.” Once the pre-planned trading program has been pre-cleared, the actual transactions in the Company’s securities effectuated pursuant to the program will not require any further clearance as long as there have been no modifications or changes to the program as pre-cleared.

Gifts or Donations

A gift or donation of Company securities to a family member, charitable organization or any other person (including a transfer to a family trust) can result in varying levels of benefit to either the maker or recipient of the gift, including tax benefits. Pursuant to the amendments to Rule 10b5-1 adopted by the SEC as noted above, the new rules provide that “a donor of securities violates Exchange Act Section 10(b) if the donor gifts a security of an issuer in fraudulent breach of a duty of trust and confidence when the donor was aware of material nonpublic information about the security or issuer, and knew or was reckless in not knowing that the donee would sell the securities prior to the disclosure of such information.” Accordingly, any gifts or donations of Company securities by a “Section 16 Individual” (as defined below) are considered transactions that are required to be disclosed on SEC Form 4 (see “Reporting of Transactions” below) and thus should be pre-cleared as described below under “Pre-Clearance of All Trades.”

Tipping Information to Others

Whether the information is proprietary information about the Company or non-public information that could have an impact on the Company’s stock price, you must not pass it on to others. The penalties set forth above may apply, whether or not you derive any benefit from someone else’s actions. The Securities and Exchange Commission has imposed substantial penalties on tippers even though they did not profit personally from the trading of their tippees. This policy also serves the Company’s broader interests in preserving the confidentiality of the Company’s proprietary information and in maintaining the highest standards of ethical conduct.

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Special Restrictions Imposed on the “Window Group”

The Company has designated those persons listed on Exhibit A attached hereto (“Section 16 Individuals”) as the directors and officers who are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). Except for those trades made pursuant to a validly created and Company-approved 10b5-1 Plan, and for routine reinvestments of stock dividends in new shares pursuant to an established Company dividend reinvestment plan (“DRIP Transactions”), Section 16 Individuals must obtain prior approval of all trades, gifts or donations in Company securities from the Company’s General Counsel or outside SEC Counsel in accordance with the procedures set forth in the Section of this Policy Statement titled “Pre-Clearance of All Trades” below. The Company will amend Exhibit A from time to time as necessary to reflect the addition, resignation or departure of Section 16 Individuals.

The Company has designated those persons listed on Exhibit B attached hereto as “Restricted Individuals” because of their position with the Company as officers and/or their access to material nonpublic information regarding the Company. Except for those trades made pursuant to a validly created and Company-approved 10b5-1 Plan, Restricted Individuals must obtain the prior approval of all trades, gifts or donations in Company securities from the Company’s General Counsel or outside SEC Counsel in accordance with the procedures set forth in the Section of this Policy Statement titled “Pre-Clearance of All Trades” below. The Company will amend Exhibit B from time to time as necessary to reflect the addition, resignation or departure of Restricted Individuals.

The Window Group consists of (i) the persons listed on Exhibit A attached hereto, (ii) the persons listed on Exhibit B attached hereto, and (iii) other persons, such as business development employees or certain consultants to the Company, who may be designated from time to time and informed of their status by the Company’s CEO or General Counsel. The Window Group also includes all of these persons’ spouses, members of their immediate families sharing the same household and any trust, partnership or other entity the investments of which any of the foregoing have direct or indirect power to control. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships. It is the responsibility of each person in the Window Group to familiarize himself or herself with this Policy Statement, and to do the same, as necessary, with respect to members of his or her immediate family.

Additional Prohibited Transactions (Window Group)

Because we believe it is improper and inappropriate for members of the Window Group to engage in short-term or speculative transactions involving the Company’s securities, it is the Company’s policy that any individual who is a member of the Window Group should not engage in any of the following activities with respect to the Company’s securities:

Exhibit 19

CVB Financial Corp. Insider Trading Policy

1.
Trading on a short-term basis. Any Company securities purchased in the open market must be held for a minimum of six months and preferably longer. (Note that the Securities and Exchange Commission’s short-swing profit rule requires disgorgement of profits made by officers and directors from selling any Company securities within six months of a purchase. However, the rule does not apply to stock option exercises and subsequent sales of the underlying securities, except to the extent required by law, for officers and directors.)

2.
Short selling. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller lacks confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy Statement. In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales. This prohibition extends to so-called short sales against the box, where the seller may own the securities being sold, but may not deliver those securities to cover the sale order.

3.
Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock, and therefore creates the appearance that the individual is trading based on inside information. Transactions in options also may focus the individual’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy Statement. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions.”)

4.
Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the individual to continue to own the covered securities, but without the full risks and rewards of ownership, and are thus disfavored by the Company as a matter of policy. When that occurs, the individual may no longer have the same objectives as the Company’s other shareholders. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the General Counsel. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a detailed justification for the proposed transaction.

5.
Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or

Exhibit 19

CVB Financial Corp. Insider Trading Policy

otherwise is not permitted to trade in Company securities, persons in the Window Group are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, without obtaining prior approval from the General Counsel. An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

Pre-Clearance of All Trades (Window Group)

To provide assistance in preventing inadvertent insider trading violations and avoiding the appearance of an improper transaction (which could result, for example, when an employee engages in a trade while unaware of a pending major development), and also to comply with recent accelerated reporting requirements of insider transactions, the Company has implemented the following procedure:

All transactions in the Company’s securities (acquisitions, dispositions, transfers, gifts, donations, etc.) by any individual who is a member of the Window Group must be pre-cleared by the General Counsel (or his written designee in his absence).

If you contemplate a transaction, you should contact the General Counsel at least two business days in advance. The General Counsel is under no obligation to approve a trade submitted for pre-clearance, and may determine not to permit the trade after review of the legal considerations applicable to the proposed trade. In the absence of the General Counsel, all of the foregoing transactions should be cleared by the Company’s outside SEC Counsel. Transactions of the foregoing type by the General Counsel must be cleared by the Company’s outside SEC Counsel.

This requirement does not apply to stock option exercises, where the underlying shares following exercise are held by the Section 16 Individual, but does cover any resulting market sales of option stock or other transactions where securities are sold in order to pay the exercise price of stock options or other equity incentives.

Contact information for the Company’s General Counsel and the Company’s outside SEC Counsel are set forth on Exhibit C attached hereto.

Broker Interface Procedures (Window Group)

For members of our Window Group, the accelerated reporting of transactions pursuant to the Sarbanes-Oxley Act of 2002, which applies to directors and executive officers, will require tight interface with brokers handling transactions for such individuals. A knowledgeable, alert broker can act as a gatekeeper, helping ensure compliance with our pre-clearance procedures and helping prevent inadvertent violations.

Exhibit 19

CVB Financial Corp. Insider Trading Policy

With respect to any brokerage accounts which members of the Window Group intend to utilize to trade in the Company’s securities, we are requesting that members of the Window Group make reasonable efforts to seek to have their brokers sign the Broker Instruction/ Representation Form attached as Exhibit D hereto, which imposes two requirements on the broker handling transactions in Company securities:

(a)
Not to enter any order (except for orders under pre-approved Rule 10b5‑1 plans) without:

i.
first verifying with the Company that the transaction was pre-cleared; and

ii.
complying with the brokerage firm’s compliance procedures (e.g., Rule 144).

(b)
To report immediately to the Company via:

i.
telephone and

ii.
in writing (via e-mail or fax) the details of every transaction involving Company securities, including gifts, transfers, pledges, and all 10b5‑1 transactions, but not including DRIP Transactions.

Each member of the Window Group should sign, and also seek to have his or her broker sign, the Broker Instruction/ Representation Form attached as Exhibit D hereto, and return it to the Company, care of the Corporate Secretary or Assistant Corporate Secretary (see Exhibit C hereto), as soon as possible following receipt of this Policy Statement, so that we have the opportunity to work out a coordinated procedure with the brokers for handling any trades in the Company’s securities. However, in the event that your Broker refuses or fails to sign the Broker Instruction/Representation Form, this does not mean that you are in violation of this Policy.

Black-Out Periods (Window Group)

The following limitations apply to members of the Window Group:

1.
Quarterly Black-Out Periods. Unless made pursuant to a Pre-planned Trading Program or DRIP Transactions as permitted above, transactions in the Company’s securities (including any gifts or donations) can only be made outside of “black-out” periods. The standard black-out periods begin on the Friday (or last business day of the week) prior to the monthly Board of Directors meeting for any month before the end of a fiscal quarter or fiscal year and end two business days after public release of quarterly or annual financial results for that fiscal quarter or fiscal year period.

2.
Event-Specific Black-Out Periods. The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press

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CVB Financial Corp. Insider Trading Policy

release, Securities and Exchange Commission filing on Form 8‑K or other means designed to achieve widespread dissemination of the information. Members of the Window Group should anticipate that trades are unlikely to be pre-cleared while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market. The Company generally will not disclose the reason for additional black-out periods.

3.
Hardship Exceptions. A person who is subject to a quarterly earnings black-out period and who has an unexpected and urgent need to sell Company stock in order to generate cash may, in appropriate circumstances, be permitted to sell Company stock even during the black-out period. Hardship exceptions may be granted only by the General Counsel or the Company’s outside SEC counsel and must be requested at least five business days in advance of the proposed trade. A hardship exception may be granted only if the General Counsel or the Company’s outside SEC counsel concludes that the Company’s earnings information for the applicable quarter does not constitute material nonpublic information. Under no circumstance will a hardship exception be granted during an event-specific black-out period.

Reporting of Transactions on Forms 3, 4 and 5 (Section 16 Individuals)

Section 16 Individuals and ten percent (10%) stockholders (collectively, “Reporting Persons”) must file the following reports with the SEC and NASDAQ Stock Exchange disclosing their beneficial holdings of Company securities and any changes in those holdings. For this purpose, beneficial ownership means a pecuniary interest in Company equity securities, including stock owned directly, stock owned through the Company’s 401(k) Plan (which is not currently authorized), Company stock options, restricted stock, convertible debt, phantom stock or performance shares, stock owned by a Reporting Person’s spouse or a Reporting Person’s relatives living in the same household. A Reporting Person also may be deemed to be a beneficial owner of stock held by a trust, estate or other entity in which that Reporting Person or a relative has an interest.

Form 3: Initial Statement of Beneficial Ownership of Securities

Form 3 must be filed within 10 days of a person’s election as a director or officer or becoming a 10% stockholder. Form 3 must be filed even if the director or officer has no beneficial holding of Company securities at the time of election.

Form 4: Statement of Changes of Beneficial Ownership of Securities

Form 4 must be filed by a Reporting Person within two business days of the date on which a transaction involving Company equity securities occurs (except certain exempted transactions). Transactions requiring filing of a Form 4 include grants of director stock compensation, open-market purchases or sales of Company securities, stock option and restricted stock grants and the exercise of stock options, and, as a result of recent amendments to SEC Rule 10b5-1 the transactions required to be reported on Form 4 now include gifts or

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CVB Financial Corp. Insider Trading Policy

donations of Company securities. In addition, note that directors and officers may be required to file Form 4’s for transactions occurring within six months after leaving the Board or ceasing to be an officer. As a result of the foregoing, you are required to notify the Corporate Secretary or Assistant Corporate Secretary (see Exhibit C for contact information) of any reportable transactions in Company securities on the same business day as such transaction occurs.

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CVB Financial Corp. Insider Trading Policy

Form 5: Annual Statement of Beneficial Ownership of Securities

A Form 5 must be filed by February 14 of each year to report transactions involving Company securities in the prior year that were exempt from prior reporting (for example, gifts of stock) or that should have been reported but were not.

The Company will be required to identify in its proxy statement any director, officer or ten percent (10% ) stockholder known to have failed during the past year to report a transaction or holding of Company securities within the time periods required by the SEC regulations. The purpose of this requirement (as well as the threat of SEC enforcement action against delinquent filers) is to compel directors, officers and ten percent (10%) stockholders to comply with the reporting requirements in a timely manner.

Rule 144 (Section 16 Individuals)

A Section 16 Individual who sells Company stock in the public trading markets must also comply with SEC Rule 144. Among other things, that rule requires Section 16 Individuals to file a Form 144 in connection with most open-market sales of Company securities. The Section 16 Individual should inform the broker handling the sale of Company securities that a Rule 144 sale is being made and that a Form 144 should be filed with the SEC and NASDAQ Stock Exchange when the order is placed.

Transactions by Family Members or Related Entities

This Policy Statement also applies to (i) your family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities) and (ii) any trusts, investment companies, partnerships or other entities whose securities transactions are controlled or influenced by you or a family member who lives in your household. You are responsible for the transactions of these other persons and entities, and therefore you should make them aware of the need to confer with you before they trade in Company securities.

Post-Termination Transactions

This Policy Statement continues to apply to your transactions in Company securities even after you have terminated employment or are no longer serving the Company as a director or consultant. If you are in possession of material nonpublic information when your employment or your service as a director or consultant terminates, you may not trade in Company securities until that information has become public or is no longer material. In all other respects, the procedures set forth in this Policy Statement will cease to apply to your transactions in Company securities upon the expiration of any “black-out period” that is applicable to your transactions at the time of your termination of service.

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CVB Financial Corp. Insider Trading Policy

Company Assistance

Any person who has any questions about specific transactions may obtain additional guidance from the General Counsel or the Corporate Secretary or Assistant Corporate Secretary. However, the ultimate responsibility for adhering to this Policy Statement and avoiding improper transactions rests with you. Therefore, it is imperative that you use good judgment with respect to all your transactions in Company securities.

Training Requirements

The General Counsel, the Corporate Secretary and each Assistant Corporate Secretary shall participate in any external training as required to maintain their professional competence to administer this Policy Statement, including any such training that may be offered from time to time by the Company’s outside securities counsel at Manatt, Phelps & Phillips, LLP.

Audit and Record Retention Requirements

The Corporate Secretary or Assistant Corporate Secretary shall maintain all records of matters covered by this Policy Statement, including black-out period notifications, trade pre-clearances, and the filings of required reports on Forms 3, 4 and 5, for such periods as are required under applicable SEC and NASDAQ rules and regulations. Such records shall be made available as necessary for audit by the Company’s internal and external auditors.

Exhibits to Policy Statement

Exhibit A: Section 16 Individuals

Exhibit B: Restricted Individuals

Exhibit C: Contact Information for General Counsel, Corporate Secretary, each Assistant Corporate Secretary and Outside Securities Counsel

Exhibit D: Broker Instruction/Representation Form

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Exhibit A

Section 16 Individuals

11/2024

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Board of Directors

Hal W. Oswalt

Chairman of the Board

George A. Borba Jr.

Vice Chairman of the Board

David A. Brager

President and Chief Executive Officer

Director

Stephen A. Del Guercio

Director

Anna Kan

Director

Jane Olvera Majors

Director

Raymond V. O’Brien III

Director

Kimberly Sheehy

Director

11/2024

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Named Executive Officers

David A. Brager

President and Chief Executive Officer

E. Allen Nicholson

Executive Vice President and

Chief Financial Officer

David F. Farnsworth

Executive Vice President and

Chief Credit Officer

David C. Harvey

Executive Vice President and

Chief Operating Officer

Richard H. Wohl

Executive Vice President and

General Counsel

Other Section 16 Officers

Yamynn De Angelis

Executive Vice President and

Chief Risk Officer

Sheryl Laygo

Senior Vice President and

Chief Accounting Officer

11/2024

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Exhibit B

Restricted Individuals

11/2024

Exhibit 19

CVB Financial Corp. Insider Trading Policy

11/2024

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Name	Title	Position
R. Daniel Banis	Executive Vice President	Head of Citizens Trust
Jeffrey S. Boyer	Senior Vice President	Regional Manager
Julie A. Brady	Vice President	Executive Assistant
Stephanie Chapa	Vice President	Financial Planning and Analysis Manager
Mike Currie	Senior Vice President	Chief Information Officer
Michelle Edu	Assistant Vice President	Corporate Secretary
Ted Dondanville	Executive Vice President	Banking Division Manager
Gilbert W. Estrada	Senior Vice President	Inland Empire Regional Manager
Donald E. Evenson	Senior Vice President	Chief Investment Officer
Rich M. Favor	Senior Vice President	South Central Coast Regional Manager
Deborah Gallagher	Senior Vice President	SBA Group Manager
Hector G. Gutierrez	Executive Vice President	Deputy Chief Credit Officer
Walter Smiechewicz	Senior Vice President	Chief Audit Executive
Yale K. Kim	Senior Vice President	Associate General Counsel
Joyce Y. Kwon	Executive Vice President	Director of Human Resources
Larry C. Lee	Senior Vice President	Quantitative Model and Analytics Manager
Daniel Limon	Executive Vice President	Specialty Lending Group Manager
Jimmy L. Ma	Vice President	Associate Counsel
Susan M. Mlot	Executive Vice President	Head of Operations
Michael B. Mulcahy	Senior Vice President	Los Angeles County Regional Manager
Tim B. Noone	Executive Vice President	Group Manager
Rudy Ramirez	Senior Vice President	Group Manager
Mark C. Richardson	Senior Vice President	Real Estate Group Manager
Dayna Ruiz	Assistant Vice President	Assistant Corporate Secretary and Corporate Paralegal
LaVon M. Short	Executive Vice President	Sales Support Group Manager
Michael D. Stain	Senior Vice President	Central Valley Regional Manager
David S. Stong	Senior Vice President	San Diego Regional Manager
Rosamond F. Tsao	Vice President	Accounting Manager II
Robert E. Zeltner	Senior Vice President	Orange County Regional Manager
G. Larry Zivelonghi	Executive Vice President	Dairy & Livestock Industries Group Manager

11/2024

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Exhibit C

Contact Information for General Counsel and Outside Securities Counsel

Richard H. Wohl

Executive Vice President and General Counsel

CVB Financial Corp. and Citizens Business Bank

701 N. Haven Avenue, Suite 350

Ontario, CA 91764

Telephone: (909) 483-7274

Facsimile: (909) 481-2103

Email: rhwohl@cbbank.com

Yale K. Kim

Vice President, Associate General Counsel

CVB Financial Corp. and Citizens Business Bank

701 N. Haven Avenue, Suite 350

Ontario, CA 91764

Telephone: (909) 483-4323

Facsimile: (909) 481-2103

Email: ykkim@cbbank.com

Craig D. Miller

Outside Securities Counsel

Manatt, Phelps & Phillips LLP

One Embarcadero Center, 30th Floor

San Francisco, CA 94111

Telephone: (415) 291-7415

Facsimile: (415) 291-7474

Email: cmiller@manatt.com

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Exhibit D

Broker Instruction/Representation Form

A. The undersigned officer or director of CVB Financial Corp. and/or Citizens Business Bank, and such person’s securities broker, hereby acknowledge and agree to the following in order to comply with the accelerated two-day reporting requirements of the Sarbanes-Oxley Act of 2002:

1.
Not to enter any order (except for orders under pre-approved Rule 10b5-1 plans) without:

(a)
first verifying with the Company that such transaction was pre-cleared, and

(b)
complying with the brokerage firm’s compliance procedures (e.g., Rule 144).

2.
To report immediately to the Company via

(a)
telephone, and

(b)
in writing (via e-mail or fax) the details of every transaction involving Company stock, including gifts, transfers, pledges, and all 10b5-1 transactions.

Executed By:

Officer/Director

By: __________________________________________________________________________

Name: ________________________________________________________________________

Title: _________________________________________________________________________

Date: _________________________________________________________________________

Broker

By: __________________________________________________________________________

Name: ________________________________________________________________________

Title: _________________________________________________________________________

Date: _________________________________________________________________________

Exhibit 19

CVB Financial Corp. Insider Trading Policy

Annex I

To Exhibit D

Broker/Account and Company Contact Information

A. Broker Contact Information

Company Name: _________________________________________________________

Address: ________________________________________________________________

________________________________________________________________________

Broker Name: ____________________________________________________________

Title: ___________________________________________________________________

Telephone: (______)_______________________________________________________

Facsimile: (______)_______________________________________________________

Email: __________________________________________________________________

Account Number: _________________________

DTC Number: ____________________________

Exhibit 19

CVB Financial Corp. Insider Trading Policy

B. Company Contact Information

Corporate Address:

701 N. Haven Avenue, Suite 350

Ontario, CA 91764

Michelle L. Edu, Corporate Secretary

Telephone: (909) 483-7299

Facsimile: (909) 481-2103

Email: mledu@cbbank.com

Richard H. Wohl, General Counsel

Telephone: (909) 483-7274

Facsimile: (909) 481-2103

Email: rhwohl@cbbank.com

Yale K. Kim, Associate General Counsel

Telephone: (909) 483-4323

Facsimile: (909) 481-2103

Email: ykkim@cbbank.com

Dayna Ruiz, Assistant Corporate Secretary

and Corporate Paralegal

Telephone: (909) 980-4514

Facsimile: (909) 481-2103

Email: dlruiz@cbbank.com